UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 17, 2022

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	GEL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2022 (the “Effective Date”), Genesis Energy, L.P. (“Genesis”), through its indirect unrestricted subsidiary, GA ORRI, LLC (“Issuer”), issued $425 million principal amount of senior secured notes due 2042 to certain institutional investors (the “Notes Offering”), secured by the Issuer’s fifty-year limited term overriding royalty interest in substantially all of Genesis’ trona mineral leases (the “ORRI”). In connection with the Notes Offering, all of the outstanding preferred units of Genesis Alkali Holdings Company, LLC were redeemed and outstanding balances under our Credit Agreement (as defined below) were partially paid down.

On the Effective Date, Genesis entered into the Second Amendment and Consent (the “Credit Agreement Amendment”) to the Fifth Amended and Restated Credit Agreement (as so amended, the “Credit Agreement”), among Genesis, as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A., as syndication agent, and the lenders and other parties party thereto, which, among other things, permitted the entry into and performance of the transactions and agreements relating to the acquisition of the ORRI by the Issuer and to designate Issuer and its direct parent, GA ORRI Holdings, LLC (“Holdings”), as unrestricted subsidiaries under the Credit Agreement. On the Effective Date, Genesis also designated the Issuer and Holdings as unrestricted subsidiaries under the indentures governing the Notes referred to below.

Concurrently with the Notes Offering, certain subsidiaries of Genesis, which own, directly or indirectly, Genesis’ trona mineral assets (other than the ORRI), entered into (i) an assumption agreement to guaranty the obligations under the Credit Agreement and (ii) supplemental indentures to guaranty obligations under Genesis’s 5.625% senior notes due 2024, 6.50% senior notes due 2025, 6.250% senior notes due 2026, 8.0% senior notes due 2027 and 7.750% senior notes due 2028 (collectively, the “Notes”).

The foregoing summary is qualified in its entirety by reference to the Credit Agreement. The representations and warranties of Genesis in the Credit Agreement and the Credit Agreement Amendment were made only for purposes of such agreements and as of specific dates and were solely for the benefit of the lenders party thereto. Each of the Credit Agreement and the Credit Agreement Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about Genesis and its subsidiaries. The representations and warranties made by Genesis in the Credit Agreement and the Credit Agreement Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: May 23, 2022	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer